                                                                   Exhibit 10.17


                  DATED                                   1996
                  --------------------------------------------




                McCarthy, Cristani & Maffei (Europe) Limited (1)

                                     - and -

                             Laurette Freda Gell (2)

                                     - and -

                               MCM Group, Inc. (3)






                  --------------------------------------------

                                SERVICE AGREEMENT

                  --------------------------------------------

                               as Service Director














                              Lovell White Durrant
                         37 Avenue Pierre ler de Serbie
                                   75008 Paris

                                  PARIS/JC/DWT

                                    CONTENTS

CLAUSE                                                              PAGE NO
1.       APPOINTMENT AND TERM                                             1

2.       DUTIES                                                           2

3.       REMUNERATION                                                     3

4.       PENSION AND INSURANCE BENEFITS                                   3

5.       EXPENSES                                                         4

6.       MOTOR CAR                                                        4

7.       HOLIDAYS AND HOLIDAY PAY                                         4

8.       SICKNESS/INCAPACITY                                              5

9.       CONFIDENTIAL INFORMATION                                         5

10.      RESTRICTIVE COVENANTS                                            5

11.      TERMINATION ON THE HAPPENING OF CERTAIN EVENTS                   7

12.      OBLIGATIONS UPON TERMINATION OF EMPLOYMENT                       8

13.      OTHER TERMS AND CONDITIONS                                       9

14.      STOCK PURCHASES AND OPTIONS                                     10

15.      DEFINITIONS                                                     11

16.      MISCELLANEOUS                                                   11

                                SERVICE AGREEMENT


THIS AGREEMENT made the            day of                    1996


BETWEEN:


(1) McCarthy, Cristani & Maffei (Europe) Limited (Registered Number 3094797) whose registered office is at 21 Holborn Viaduct, London EC1A 2DY (the "Company"); and

(2) Laurette Freda Gell of 31, Culmstock Road, Clapham Common Westside, London SW11 6LY (the "Executive"); and

(3) MCM Group, Inc., a company organised and existing under the laws of the State of Delaware ("MCM").


WHEREAS:


(1) The Company wishes to employ the Executive and the Executive has agreed to serve the Company on the terms and conditions set out in this Agreement.

(2)      MCM is the ultimate parent company of the Company.


IT IS AGREED:

                                     PART I

1.       APPOINTMENT AND TERM

         The Company shall employ the Executive and the Executive shall serve the Company as Service Director or in such other capacity as the Company may reasonably require with effect from the continuation of his previous employment with McCarthy, Cristani & Maffei, Incorporated which began on 24th February 1986. Either the Executive or the Company may terminate the employment at any time by giving to the other not less than 3 calendar months' notice in writing. The Company reserves the right to terminate the Executive's employment by payment in lieu of notice.

2.       DUTIES

2.1      During his employment hereunder the Executive shall:

         (a) perform the duties and exercise the powers and functions which from time to time may reasonably be assigned to or vested in him by the Board of Directors (the "Board") in relation to the Company and any Associated Company (as herein defined) at such place or places both within and outside the United Kingdom as the Board shall determine;

         (b) during working hours devote the whole of his time, attention and ability to his duties hereunder and shall faithfully and loyally serve the Company to the best of his ability and use his utmost endeavours to promote its interests in all respects;

         (c) comply with all reasonable requests, instructions and regulations given or made by the Board (or by anyone authorised by it) and promptly provide such explanations, information and assistance as to his activities or the business of the Company as the Board may reasonably require;

         (d) comply with all group policies and compliance procedures insofar as relevant to his duties hereunder. For this purpose the "group" includes MCM and its Associated Companies as defined in clause 14;

         (e) not engage in any activities which would detract from the proper performance of his duties hereunder, nor without the prior written consent of the Board in any capacity including as director, shareholder, principal, consultant, agent, partner or employee of any other company, firm or person (save as the holder for investment of securities which do not exceed three per cent (3%) in nominal value of the share capital or stock of any class of any company quoted on a recognised stock exchange) engage or be concerned or interested directly or indirectly in any other trade, business or occupation whatsoever.

2.2      Notwithstanding the provisions of clause 2.1 the Company shall:

         (a) be entitled at any time to appoint another person or persons to act jointly with the Executive;

         (b) have the right to require the Executive at any time to carry out such special projects or functions commensurate with his abilities as the Company shall in its absolute discretion determine.

3.       REMUNERATION

3.1 As remuneration for his services hereunder the Company shall pay to the Executive a salary composed of two elements: (a) a base salary at the rate of ninety six thousand seven hundred and thirty pounds per annum (which shall be deemed to accrue from day to day) and (b) a bonus in respect of revenues generated from sales of subscriptions to the services of the Group (meaning MCM and its Associated Companies) as outlined in the statement attached as Annex A hereto as amended from time to time payable as to the base salary in (a) by equal monthly installments on or about the 15th of each month and the bonus element in (b) quarterly in arrears such salary being inclusive of any fees to which the Executive may be entitled as a director of the Company or of any Associated Company. The said salary shall be reviewed by the Board from time to time and the rate thereof may be increased with effect from any such review date. In addition, the Executive shall be entitled to annual or other bonuses at the absolute discretion of the Company in accordance with the Company's policy as communicated from time to time to the Executive.

3.2 For the purposes of the Wages Act 1986 and otherwise the Executive hereby consents to the deduction of any sums owing by him to the Company in respect of monies advanced to him by the Company at any time from his salary or any other payment due from the Company to the Executive and the Executive hereby also agrees to make any payment to the Company of any sums owed by him to the Company upon demand by the Company at any time.

4.       PENSION AND INSURANCE BENEFITS

4.1 The Executive shall be entitled to be a member of the MCM Group Personal Pension Plan (the "Scheme"), particulars of which may be obtained from the Company Secretary. The Executive's membership of the Scheme shall be subject to the provisions thereof as amended from time to time.

4.2 The Company shall provide the Executive with private medical insurance, income protection in the event of long term disablement and life assurance, particulars of which may be obtained from the Company Secretary. The Company shall have the right to change its arrangements for the provision of such benefits as it sees fit from time to time.

5.       EXPENSES

         The Company shall reimburse to the Executive all travelling, hotel, entertainment and other expenses properly and reasonably incurred by him in the performance of his duties hereunder and properly claimed and vouched for in accordance with the Company's expense reporting procedure in force from time to time.

6.       MOTOR CAR

         The Company shall not be obliged to provide the Executive with a motor car. However, in lieu thereof the Company shall pay to the Executive as additional salary, an allowance towards the cost and maintenance of a motor car of (pound) 600 per month (to be paid at the same time as salary). This shall terminate if the Executive shall cease to own or lease a motor car suitable to his status or if the Executive ceases for any reason to hold a valid driving licence.

7.       HOLIDAYS AND HOLIDAY PAY

7.1 In addition to the normal Bank and public holidays the Executive shall be entitled to 25 working days' paid holiday during each calendar year to be taken at such time or times as may be agreed with the Board. The Executive may not without the consent of the Board carry forward more than one week in total any unused part of his holiday entitlement to a subsequent calendar year.

7.2 For the calendar year during which the Executive's employment hereunder commences or terminates he shall be entitled to such proportion of his annual holiday entitlement as the period of his employment in each such year bears to one calendar year. Upon termination of his employment for whatever reason he shall if appropriate either be entitled to salary in lieu of any outstanding holiday entitlement or be required to pay to the Company any salary received in respect of holiday taken in excess of his proportionate holiday entitlement, in either case adjusted to take account of items falling within clause 3.2.

8.       SICKNESS/INCAPACITY

8.1 If the Executive shall be prevented by illness, accident or other incapacity from properly performing his duties hereunder he shall report this fact forthwith to the Company Secretary's office and if he is so prevented for more than seven consecutive days (including weekends) he shall if required by the Company provide an appropriate doctor's certificate.

8.2 If the Executive shall be absent from his duties hereunder owing to illness, accident or other incapacity duly certified in accordance with the provisions of clause 8.1 he shall be paid his full remuneration for the first three months of such absence and thereafter subject to the provisions of clause 11 such remuneration as the Board shall in its discretion allow PROVIDED THAT there shall be deducted from such remuneration any Statutory Sick Pay or any social security or other benefits payable to the Executive including any sums recoverable from a third party and any sums payable to the Executive under the permanent health insurance arrangement referred to in clause
         4.2 above.

9.       CONFIDENTIAL INFORMATION

         The Executive shall not during his employment hereunder (save in the proper course thereof) or at any time after its termination for any reason whatsoever disclose to any person whatsoever or otherwise make use of any confidential or secret information which he has or may have acquired in the course of his employment concerning, but not limited to, the business, affairs, finance, customers or trade connections of the Company or any Associated Company or any of its or their suppliers, agents, distributors or customers and shall use his best endeavours to prevent the unauthorised publication or disclosure of any such confidential or secret information.

10.      RESTRICTIVE COVENANTS

10.1 Since the Executive will in the course of his employment hereunder have dealings with customers and obtain knowledge of the trade secrets and other confidential information in regard to the business of the Company and its Associated Companies, the Executive hereby agrees and undertakes with the Company for itself and as trustee for its Associated Companies that he shall not without the prior written consent of the Board (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate interests of the Company or any Associated Company):

         (a) during the period of his employment and for a period of 12 months after the termination for whatever reason of his employment hereunder be engaged or interested (whether as a director, shareholder, principal, consultant, agent, partner or employee) in any business concern (of whatever kind) which shall be in competition with the Company or with any Associated Company in the provision of services of a kind with which the Executive was concerned to a material extent during the period of one year prior to the termination of his employment with the Company;

         (b) during the period of his employment and for a period of 12 months after the termination for whatever reason of his employment hereunder either on his own behalf or on behalf of any other person, firm or company in respect of any services of a kind provided by the Company and/or any Associated Company in respect of the provision of which the Executive may have been engaged during his employment with the Company or any Associated Company:

                  (i) canvass, solicit or approach or cause to be canvassed, solicited or approached for orders; or

                  (ii) directly or indirectly deal with any person, firm or company who at the date of the termination of this Agreement or within one year prior to such date is or was a client or customer of the Company or any Associated Company or was in the habit of dealing under contract with the Company or any Associated Company and with whom or which the Executive had contact during the said period; and

         (c) during the period of his employment and for a period of 12 months after the termination for whatever reason of his employment hereunder either on his own behalf or on behalf of any other person, firm or company directly or indirectly solicit or entice or endeavour to solicit or entice away from the Company or from any Associated Company any employee of executive or managerial status engaged in its or their business

         Provided that (unless termination is by reason of the default of the Executive entitling the Company to terminate this contract under clause 11(c) or (e) or if the Executive resigns) the provisions of this clause shall only apply after the "Compensated Period" so long as the Company continues to pay the Executive his base salary at the same level as at the moment immediately prior to termination taking effect. The "Compensated Period" means a period equal to the number of weeks by reference to which any payment under Clause 12.2 is calculated commencing with the date of termination of the Executive's employment (or, in the event that the Executive is not required to work out any notice period) from the time the Executive actually ceased working for the Company.

10.2 Whilst each of the restrictions in clauses 10.1(a), 10.1(b) and 10.1(c) are considered by the parties to be reasonable in all the circumstances as at the date hereof it is hereby agreed and declared that if any one or more of such restrictions shall be found by a court of competent jurisdiction to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company and/or any Associated Company but would be valid if words were deleted therefrom the said restrictions shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other restriction contained herein.

10.3     INJUNCTIVE RELIEF WITH RESPECT TO COVENANTS

         The Executive acknowledges and agrees that the covenants and obligations of the Executive contained in this clause relate to special, unique and extraordinary matters and that a breach of any of the terms of such covenants and obligations will cause the Company damage for which damages may not be an adequate remedy. Therefore, the Executive agrees that the Company shall be entitled to seek an injunction, restraining order or such other relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from committing any breach of the covenants and obligations contained in this Clause 10. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have.

11.      TERMINATION ON THE HAPPENING OF CERTAIN EVENTS

         The Company without prejudice to any remedy which it may have against the Executive for the breach or non-performance of any of the provisions of this Agreement may by notice in writing to the Executive forthwith terminate this Agreement and the Executive's employment if the Executive shall:

         (a) become bankrupt or become the subject of an interim order under the Insolvency Act 1986 or make any arrangement or composition with his creditors; or

         (b)      become a patient as defined in the Mental Health Act 1983; or

         (c) be convicted of any criminal offence (other than an offence under road traffic legislation in the United Kingdom or elsewhere unless a custodial sentence is imposed); or

         (d) be prevented by illness or otherwise from performing his duties hereunder for a consecutive period of six calendar months or for an aggregate period of six calendar months in any period of 12 calendar months; or

         (e) be guilty of any serious misconduct, any conduct tending to bring the Company or himself into disrepute, or any material or persistent breach or non-observance of any of the provisions of this Agreement or shall neglect, fail or refuse without reasonable excuse to carry out duties properly assigned to him hereunder.

12.      OBLIGATIONS UPON TERMINATION OF EMPLOYMENT

12.1 Upon the termination of his employment hereunder for whatever reason the Executive shall:

         (a) forthwith tender his resignation as a Director of the Company and of any Associated Company without compensation. To secure his obligation under this Agreement the Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to sign any documents and do any things necessary to give effect thereto, if the Executive shall fail to sign or do the same himself;

         (b) deliver up to the Company all vehicles, keys, credit cards, correspondence, documents, specifications, reports, papers and records (including any computer materials such as discs or tapes) and all copies thereof and any other property (whether or not similar to the foregoing or any of them) belonging to the Company or any Associated Company which may be in his possession or under his control, and (unless prevented by the owner thereof) any such property belonging to others which may be in his possession or under his control and which relates in any way to the business or affairs of the Company or any Associated Company or any supplier, agent, distributor or customer of the Company or any Associated Company, and he shall not without written consent of the Board retain any copies thereof;

         (c) if so requested send to the Company Secretary a signed statement confirming that he has complied with clause 12(b); and

         (d) not at any time represent himself still to be connected with the Company or any Associated Company.

12.2 On termination (otherwise than by virtue of default of the Executive entitling the Company to terminate this contract under clause 11(c) or
         (e) or in a case where the Executive resigns) the Executive shall be entitled to six weeks' remuneration plus two weeks' remuneration for each complete year of service with the Company or Associated Companies. For this purpose "remuneration" means the base salary set out in Clause 3.1(a) based on the last complete calendar year. Any period of paid notice actually given and not worked shall count towards any obligation to make payment under this clause.

13.      OTHER TERMS AND CONDITIONS

13.1 The provisions of the Company's standard terms and conditions of employment shall apply to the Executive's employment hereunder except so far as inconsistent herewith.

13.2 The following particulars are given in compliance with the requirements of section 1 Employment Protection (Consolidation) Act 1978:

         (a) the Executive's normal place of work is Mill House, Mill Street, London SE1 but he may be required to work at any other office or location in the UK as may be directed by the Board from time to time;

         (b) the Executive shall also be required to travel on the Company's business at all reasonable times and in particular shall be obliged to make himself available in other locations in which the group (as defined in clause 2.1(d)) is present at all reasonable times.

         (c) the Executive's continuous employment began on 24th February 1986. No employment of the Executive with a previous employer counts as part of the Executive's continuous employment with the Company;

         (d) the Executive's hours of work shall be the normal hours of work of the Company which are from 9.00 am to 6.00 p.m. together with such additional hours as may be necessary for the proper discharge of his duties hereunder to the satisfaction of the Board;

         (e) any grievance or other dissatisfaction should in the first instance be discussed with the Board;

         (f) contracting-out certificate pursuant to the provisions of Pension Schemes Act 1993 is in force in respect of the Executive's employment hereunder; and

         (g) save as otherwise herein provided there are no terms or conditions of employment relating to hours of work or to normal working hours or to entitlement to holiday (including public holidays) or holiday pay or to incapacity for work due to sickness or injury or to pensions or pension schemes.

                                     PART II


14.      STOCK PURCHASES AND OPTIONS

14.1 The Executive shall be given the opportunity to purchase up to 1,750 shares (the "Shares") of the Class C Common Stock of MCM, par value US$.01 per share (the "Common Stock"), at a purchase price of US$100 per share, but in no event shall MCM be required to offer to sell or to sell any Shares to the Executive at any time at which making such an offer or selling any such Shares would violate any applicable securities law. The terms and conditions of the Executive's purchase of any Shares, including the right of first refusal of MCM with respect to such Shares, the right of MCM to purchase such Shares from the Executive under certain circumstances and the right of the Executive to require MCM to purchase such Shares under certain circumstances, shall be set forth in a separate Management Stock Subscription Agreement, substantially in the form attached hereto as Annex B, to be entered into by MCM and the Executive.

14.2 Upon the purchase of the Shares pursuant to Clause 14.1, the Executive shall be granted nonqualified stock options to purchase additional shares of the Common Stock, each such option to be granted pursuant to the terms of the MCM Stock Option Plan (the "Stock Option Plan") and to have a ten year term, as follows: (i) the Executive shall be granted options to purchase up to an aggregate of 4,236 shares of Common Stock (or, if less, a number of Shares purchased by the Executive pursuant to Clause 14.1, multiplied by (y) 2.42) (the "Options"), (ii) one-half of the Options shall be granted at an exercise price per share equal to US$100 (the "Initial Value Options") and the remaining one-half of such Options shall be granted at an exercise price of US$143.60 (the "Premium Options"), (iii) one-half of the Initial Value Options and one-half of the Premium Options shall generally become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant and (iv) the remaining one-half of the Initial Value Options and the remaining one-half of the Premium Options shall generally become exercisable (A) as of third anniversary of the date of grant, if and only if MCM and its subsidiaries shall have achieved the maximum EBITDA target provided for under the terms of the Option Agreement (as defined below), provided that if MCM and its subsidiaries shall have achieved EBITDA as of such anniversary date greater than the minimum EBITDA target specified in the Option Agreement but less than the maximum EBITDA target so specified, a proportionate share of the Performance Options shall become exercisable as of such date, or (B) nine years following the date of grant, subject, in the case of (iii) and (iv) above, to the Executive's continuous employment through the applicable vesting date. The terms and conditions of the Options (including those described therein) shall be set forth in the Stock Option Plan and a separate Management Stock Option Agreement substantially in the form attached hereto as Annex C, to be entered into by the Executive and MCM (the "Option Agreement").


                                    PART III


15.      DEFINITION

         In this Agreement an "Associated Company" means any company which for the time being is:

         (h) a holding company (as defined by s 736 Companies Act 1985) of the Company; or

         (i) any subsidiary (as defined by s 736 Companies Act 1985) of any such holding company or of the Company; or

         (j) a company over which the Company has control within the meaning of s 840 Income and Corporation Taxes Act 1988.

16.      MISCELLANEOUS

16.1 Part I of this Agreement constitutes the entire agreement between the Company and the Executive and replaces all and any prior agreements relating to the employment of the Executive with the Company or any Associated Company. This Agreement may only be modified in writing signed by the Company and the Executive.

16.2 Part I of this Agreement shall be governed by and construed in accordance with the laws of England. Part II shall be governed by the laws of the State of New York. The provisions of Part III shall be deemed incorporated into each of Part I and Part II.

16.3     SEVERABILITY

         In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

16.4     NOTICES

         Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or (if sent by post) on the third business day after the mailing thereof, and (iv) addressed to the intended recipient at the address set out at the head of this Agreement (or such other address as is notified for the purpose);

16.5     COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

16.6     HEADINGS

         The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

IN WITNESS whereof this deed has been duly executed and delivered the day and year first before written.


Executed as a deed by                                 )
McCarthy, Cristani and Maffei (Europe) Limited        )
acting by                                             )


/s/ illegible
-----------------------------
Director


/s/ illegible
-----------------------------
Director/Secretary



Signed as a deed by                                   )
L.F. Gell                                             )
in the presence of:                                   )

/s/ Erica Francis Martin
---------------------------------------
Erica Francis Martin
Witness's name and signature


8 Stratton Ave, Enfield, Middx, ENZ 9AP
---------------------------------------
Witness's address



Executed as a deed by                                 )
MCM Group, Inc.                                       )
acting by                                             )


/s/ illegible
--------------------------------------
Authorised signatory

                                                                      Exhibit A


     See Exhibit A to Exhibit 10.14

                                                                     Exhibit B


     See Exhibit B to Exhibit 10.14.

                                   ANNEX A





                Annex A filed as Annex A to Exhibit 10.14.

                                                                        Annex B


BONUS

Bonus is based on the achievement of annual budgeted revenue from the Europe/Africa/Gulf (EAG) region.

BONUS CALCULATION


    PERFORMANCE RANGE                                BONUS AWARD
    -----------------                                -----------
120% or greater of objective                   150% of year-end salary
115% to 119.9% of objective                    135% of year-end salary
110% to 114.9% of objective                    120% of year-end salary
105% to 109.9% of objective                    110% of year-end salary
100% to 104.9% of objective                    100% of year-end salary
90% to 99.9% of objective                      90% of year-end salary
80% to 89.9% of objective                      60% of year-end salary
70% to 79.9% of objective                      30% of year-end salary
Below 70%                                      0% of year-end salary


PAYMENT

Bonus payments will be made on a quarterly basis based on the following calculation;


1st quarter award      50% of earned amount
2nd quarter award      50% of earned amount plus balance of 1st quarter
3rd quarter award      50% of earned amount plus balance of 2nd quarter
4th quarter award      earned amount plus balance of 3rd quarter